Exhibit 4.2

Execution Version

FIRST SUPPLEMENTAL

INDENTURE

between

ATHENE HOLDING LTD.,

as Issuer,

and

U.S. BANK TRUST COMPANY,

NATIONAL ASSOCIATION,

as Trustee

Dated as of March 7, 2024

FIRST SUPPLEMENTAL INDENTURE, dated as of March 7, 2024 (this “First Supplemental Indenture”), between Athene Holding Ltd., a Delaware corporation (the “Company”), and U.S. Bank Trust Company, National Association, a national banking association, as trustee (the “Trustee”), supplementing the Indenture, dated as of March 7, 2024 (the “Original Indenture”), between the Company and the Trustee.

RECITALS

WHEREAS, the Company executed and delivered the Original Indenture to the Trustee to provide for the future issuance of the Company’s Securities, to be issued from time to time in one or more series as might be determined by the Company under the Original Indenture;

WHEREAS, pursuant to the terms of the Original Indenture and this First Supplemental Indenture (together, the “Indenture”), the Company desires to provide for the establishment of a new series of Securities to be known as the 7.250% Fixed-Rate Reset Junior Subordinated Debentures due 2064 (the “Debentures”), the form and substance of such Debentures, and the terms, provisions and conditions thereof to be set forth herein as provided in the Indenture;

WHEREAS, the Company has requested that the Trustee, in respect to the Debentures, execute and deliver this First Supplemental Indenture in such capacity; and

WHEREAS, all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms and to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been done and performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects;

NOW THEREFORE, in consideration of the purchase and acceptance of the Debentures by the holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Debentures, and the terms, provisions and conditions thereof, the parties hereto hereby agree as follows:

ARTICLE I

DEBENTURES

SECTION 1.01. Definitions.

Unless the context otherwise requires or unless otherwise set forth herein:

(a) a term not defined herein that is defined in the Original Indenture, has the same meaning when used in this First Supplemental Indenture;

(b) the definition of any term in this First Supplemental Indenture that is also defined in the Original Indenture, shall for the purposes of this First Supplemental Indenture supersede the definition of such term in the Original Indenture;

(c) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout this First Supplemental Indenture;

(d) the definition of a term in this First Supplemental Indenture is not intended to have any effect on the meaning or definition of an identical term that is defined in the Original Indenture insofar as the use or effect of such term in the Original Indenture, as previously defined, is concerned;

(e) the singular includes the plural and vice versa;

(f) headings are for convenience of reference only and do not affect interpretation; and

(g) the following terms have the meanings given to them in this Section 1.01(g):

“Business Day” means any day other than a day on which banking institutions in the State of New York or any place of payment are authorized or required by law, executive order or regulation to close.

“Calculation Agent” means, with respect to the Debentures, at any time, the person or entity appointed by the Company and serving as the calculation agent with respect to the Debentures at such time. Unless the Company has validly redeemed all Outstanding Debentures on or before the First Reset Date, the Company will appoint a Calculation Agent with respect to the Debentures prior to the Reset Interest Determination Date preceding the First Reset Date. The Company may terminate any such appointment as long as it appoints a successor agent at the time of termination.

“Capital Regulator” means any governmental agency, instrumentality or standard-setting organization as may then have group-wide oversight of the Company’s regulatory capital.

“Company” has the meaning set forth in the Preamble.

“Debentures” has the meaning set forth in the Recitals.

“Event of Default” has the meaning specified in Section 1.12 of this First Supplemental Indenture.

“First Reset Date” has the meaning specified in Section 1.03(a) of this First Supplemental Indenture.

“First Supplemental Indenture” has the meaning set forth in the Preamble.

“Five-Year U.S. Treasury Rate” means, as of any Reset Interest Determination Date, as applicable, (1) the yield, under the heading “Treasury Constant Maturities” which represents the average for the immediately preceding week, appearing in the most recently published H.15, with a maturity of five years from the next Reset Date and trading in the public securities market or (2) if there is no such published U.S. Treasury security with a maturity of five years from the next Reset Date and trading in the public securities markets, the rate will be determined by the Calculation Agent by interpolation or extrapolation on a straight line basis between the most recent weekly average yield to maturity for two series of U.S. Treasury securities trading in the public securities market, (A) one maturing as close as possible to, but earlier than, the Reset Date following the next succeeding Reset Interest Determination Date, and (B) the other maturity as close as possible to, but later than, the Reset Date following the next succeeding Reset Interest Determination Date, in each case as published in the most recently published H.15. If the Five-Year U.S. Treasury Rate cannot be determined pursuant to the methods described in clauses (1) or (2) above, then the Five-Year U.S. Treasury Rate will be the same interest rate as in effect for the prior period.

“H.15” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the United States Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities.”

“Indenture” has the meaning set forth in the Recitals.

“interest,” when used with respect to the Debentures, includes interest accruing on the Debentures, interest on deferred interest payments and other unpaid amounts and compounded interest, as applicable, without duplication.

“Interest Payment Date” means March 30, June 30, September 30 and December 30 of each year, commencing June 30, 2024.

“Optional Deferral Period” means the period commencing on an Interest Payment Date with respect to which the Company elects or is deemed to elect to defer interest pursuant to Section 1.04 of this First Supplemental Indenture and ending on the earlier of (i) the fifth anniversary of that Interest Payment Date and (ii) the next Interest Payment Date on which the Company has paid all accrued and unpaid deferred interest, including compounded interest, on the Debentures.

“Original Indenture” has the meaning set forth in the Recitals.

“Original Issue Date” means March 7, 2024.

“Parity Securities” has the meaning specified in Section 1.05(b) of this First Supplemental Indenture.

“Rating Agency” means any nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that publishes a rating for the Company.

“Rating Agency Event” means an amendment, clarification or change by any Rating Agency of the criteria it uses to assign equity credit to securities such as the Debentures, which amendment, clarification or change results in (i) the shortening of the length of time the Debentures are assigned a particular level of equity credit by that Rating Agency as compared to the length of time they would have been assigned that level of equity credit by that Rating Agency or its predecessor on the Original Issue Date or (ii) the lowering of the equity credit (including up to a lesser amount) assigned to the Debentures by that Rating Agency as compared to the equity credit assigned by that Rating Agency or its predecessor on the Original Issue Date.

“Redemption Date” means the date fixed for the redemption of the Debentures by or pursuant to the Indenture.

“Regular Record Date” means, with respect to an Interest Payment Date, the close of business on the preceding March 15, June 15, September 15 or December 15, as the case may be (whether or not a Business Day).

“Regulatory Capital Event” means that the Company becomes subject to capital adequacy supervision by a Capital Regulator and the capital adequacy guidelines that apply to the Company as a result of being so subject set forth criteria pursuant to which the full principal amount of the Debentures would not qualify as capital under such capital adequacy guidelines, as the Company may determine at any time, in its sole discretion.

“Reset Date” means the First Reset Date and each date falling on the fifth anniversary of the preceding Reset Date.

“Reset Interest Determination Date” means, in respect of any Reset Period, the day falling two Business Days prior to the beginning of such Reset Period.

“Reset Period” means the period from and including the First Reset Date to, but excluding, the next following Reset Date and thereafter each period from and including each Reset Date to, but excluding, the next following Reset Date or the Stated Maturity Date, as the case may be.

“Senior Indebtedness” means all amounts due on obligations, including principal of, premium, if any, and interest on, and any other payment due, in connection with any of the following, whether incurred prior to, on or after the date of this First Supplemental Indenture or thereafter incurred or created: (i) all obligations of the Company for money borrowed (other than obligations relating to the Debentures), (ii) all obligations of the Company evidenced by notes, debentures, bonds or other similar instruments (other than obligations relating to the Debentures), including obligations incurred in connection with the acquisition of property, assets or businesses and including all other debt securities issued by the Company to any trust or a trustee of such trust, or to a partnership or other affiliate that acts as a financing vehicle for the Company, in connection with the issuance of securities by such vehicles, (iii) all obligations of the Company under leases required or permitted to be capitalized under generally accepted accounting principles, (iv) all reimbursement obligations with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of the Company, (v) all obligations of the Company issued or assumed as the deferred purchase price of property or services, including all obligations under master lease transactions pursuant to which the Company or any of its Subsidiaries have agreed to be treated as owner of the subject property for federal income tax purposes (including trade accounts payable or accrued liabilities arising in the ordinary course of business), (vi) all payment obligations of the Company under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination, including any such obligations the Company incurred solely to act as a hedge against increases in interest rates that may occur under the terms of other outstanding variable or floating rate indebtedness of the Company, (vii) all obligations of the types referred to in the preceding items of another person and all dividends of another person the payment of which, in either case, the Company has assumed or guaranteed or for which the Company is responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, (viii) all compensation, reimbursement and indemnification obligations of the Company to the Trustee pursuant to the Indenture, and (ix) all amendments, modifications, renewals, extensions, refinancings, replacements and refundings of any of the above types of indebtedness. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness does not include (i) any indebtedness that by its terms expressly provides that it is subordinated, or not senior in right of payment, to the Debentures, (2) any indebtedness that by its terms expressly provides that it will rank equal in right of payment with the Debentures, or (3) obligations of the Company owed to its Subsidiaries, subject, in any such case, to Section 1.04 of this First Supplemental Indenture.

“Stated Maturity Date” means March 30, 2064.

“Tax Event” means the receipt by the Company of an opinion of counsel, rendered by a law firm of nationally recognized standing that is experienced in such matters, stating that, as a result of any: (i) amendment to, or change in (including any promulgation, enactment, execution or modification of) the laws (or any regulations under those laws) of the United States or any political subdivision thereof or therein affecting taxation; (ii) official administrative pronouncement (including a private letter ruling, technical advice memorandum or similar pronouncement) or judicial decision or administrative action or other official pronouncement interpreting or applying the laws or regulations enumerated in clause (i), by any court, governmental agency or regulatory authority; or (iii) threatened challenge asserted in writing in connection with an audit of the Company or any of its Subsidiaries, or a threatened challenge asserted in writing against any taxpayer that has raised capital through the issuance of securities that are substantially similar to the Debentures, in each case, which amendment or change is enacted and effective or which pronouncement or decision is announced or which challenge is asserted or becomes publicly known on or after the Original Issue Date, there is more than an insubstantial increase in the risk that interest accruable or payable by the Company on the Debentures is not, or will not be, deductible by the Company, in whole or in part, for U.S. federal income tax purposes.

“Trustee” has the meaning set forth in the Recitals.

SECTION 1.02. Establishment.

(a) There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Company’s 7.250% Fixed-Rate Reset Junior Subordinated Debentures due 2064.

(b) There are to be authenticated and delivered the Debentures, initially limited in aggregate principal amount to $575,000,000, and no further Debentures shall be authenticated and delivered except as provided by Sections 2.05, 2.07, 2.11, 3.03 or 9.04 of the Original Indenture; provided, however, that the aggregate principal amount of the Debentures may be increased in the future with no limit, without the consent of the holders of the Debentures, on the same terms and with the same CUSIP and ISIN numbers as the Debentures, except for the issue price, Original Issue Date and, if applicable, the first Interest Payment Date and the initial interest accrual date; provided that no Event of Default with respect to the Debentures shall have occurred and be continuing. The Debentures shall be issued in fully registered form. Notwithstanding the foregoing, if any of such additional Debentures are not fungible for U.S. federal income tax purposes, such additional Debentures shall have a separate CUSIP and ISIN number. Any additional Debentures, together with the Debentures issued under this First Supplemental Indenture, shall constitute a single series of debt securities under the Indenture and will rank equally and ratably in right of payment with all Outstanding Debentures.

(c) The Debentures shall be issued in the form of one or more Global Securities, registered in the name of the Depositary or its nominee. Each Global Security and the Trustee’s certificate of authentication thereof shall be in substantially the form set forth in Exhibit A hereto.

(d) Each Debenture shall be dated the date of authentication thereof and shall bear interest from the Original Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

SECTION 1.03. Payment of Principal and Interest.

(a) The principal amount of the Debentures shall be due at the Stated Maturity Date. The unpaid principal amount of the Debentures shall bear interest (i) from and including the Original Issue Date to, but excluding, March 30, 2029 (the “First Reset Date”) at the fixed rate of 7.250% per annum and (ii) from, and including, the First Reset Date, during each Reset Period, at a rate per annum equal to the Five-Year U.S. Treasury Rate as of the most recent Reset Interest Determination Date plus 2.986% to be reset on each Reset Date. Interest on the Debentures will be payable quarterly in arrears on each Interest Payment Date to the record holders of the Debentures at the close of business on the immediately preceding Regular Record Date for such Interest Payment Date. However, interest that the Company pays on the Stated Maturity Date or a Redemption Date will be payable to the person to whom the principal will be payable.

(b) Interest payments will include accrued interest from, and including, the Original Issue Date, or, if interest has already been paid, from the last date in respect of which interest has been paid or duly provided for to, but excluding, the next succeeding Interest Payment Date, Stated Maturity Date or Redemption Date, as the case may be, subject to the Company’s right to defer payment of interest on the Debentures in accordance with Section 1.04 of this First Supplemental Indenture. Interest payments for the Debentures shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

(c) If any date on which interest is payable on the Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay).

(d) The applicable interest rate for each Reset Period will be determined by the Calculation Agent, as of the applicable Reset Interest Determination Date. Promptly upon such determination, the Calculation Agent will notify the Company of the interest rate for the relevant Reset Period. The Company shall then promptly notify the Trustee and Paying Agent in writing of such interest rate. The Calculation Agent’s determination of any interest rate and its calculation of the amount of interest for any Reset Period beginning on or after the First Reset Date will be on file at the Company’s principal offices and will be made available to any holder of the Debentures upon request and will be final and binding in the absence of manifest error.

(e) The Trustee shall not be responsible or liable for the actions or omissions of the Calculation Agent, or any failure or delay in the performance of its duties or obligations, nor shall it be under any obligation to oversee or monitor its performance; and the Trustee shall be entitled to rely conclusively upon any determination made, and any instruction, notice, officer certificate, or other instrument or information provided, by the Calculation Agent, without independent verification, investigation or inquiry of any kind.

(f) The Trustee shall be under no duty to succeed to, assume or otherwise perform any of the duties of the Calculation Agent, or to appoint a successor or replacement in the event of its resignation or removal, or to remove and replace the Calculation Agent in the event of a default, breach or failure of performance on the part of the Calculation Agent with respect to its duties and obligations under the terms of the governing documents.

(g) The Trustee is hereby designated as Paying Agent for the Debentures and all payments of the principal of, and premium, if any, and interest due on the Debentures at the Stated Maturity Date or upon redemption shall be made upon surrender of the Debentures at the Corporate Trust Office of the Trustee.

(h) The principal of, and premium, if any, and interest due on the Debentures shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest (including payments of interest on any Interest Payment Date) shall be made, subject to such surrender where applicable and subject, in the case of a Global Security, to the Trustee’s arrangements with the Depositary, at the option of the Company, (i) by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register, or (ii) by wire transfer at such place and to such account at a banking institution in the United States of America as may be designated in writing to the Trustee at least 15 days prior to the date for payment by the Person entitled thereto.

SECTION 1.04. Deferral of Interest Payments.

(a) The Company shall have the option to defer interest payments on the Debentures as follows:

(i)

So long as no Event of Default with respect to the Debentures has occurred and is continuing, the Company may, in the Company’s sole discretion, defer interest payments on the Debentures for one or more Optional Deferral Periods of up to five consecutive years without giving rise to an Event of Default, provided that no Optional Deferral Period shall extend beyond the Stated Maturity Date, the earlier accelerated maturity date of the Debentures or other redemption in full of the Debentures. Whether or not notice pursuant to Section 1.04(b) is given, if the Company shall fail to pay interest on the Debentures on any Interest Payment Date, the Company shall be deemed to elect to defer payment of such interest on such Interest Payment Date, unless the Company shall pay such interest in full within five Business Days after such Interest Payment Date. If the Company shall have paid all deferred interest (including compounded interest) on the Debentures, the Company shall have the right to elect to begin a new Optional Deferral Period pursuant to this Section 1.04.

(ii)

During an Optional Deferral Period, interest will continue to accrue at the then-applicable interest rate on the Debentures, and deferred interest payments will accrue interest at the then-applicable interest rate on the Debentures, compounded quarterly as of each Interest Payment Date to the extent permitted by applicable law. No interest otherwise due during an Optional Deferral Period will be due and payable on the Debentures until the end of such Optional Deferral Period except upon an acceleration or redemption of the Debentures during such Optional Deferral Period.

(iii)

At the end of five years following the commencement of an Optional Deferral Period, the Company must pay all accrued and unpaid deferred interest, including compounded interest, and the Company’s failure to pay all accrued and unpaid deferred interest, including compounded interest, for a period of 30 days after the conclusion of such five-year period will result in an Event of Default.

(iv)	The Company shall pay all deferred interest in accordance with the provisions of Section 2.03 of the Original Indenture applicable to Defaulted Interest.

(b) The Company shall provide to the Trustee and the holders of Debentures written notice of its election to commence or continue any Optional Deferral Period at least one (1) and not more than sixty (60) Business Days prior to the applicable Interest Payment Date (subject to the applicable procedures to DTC). Notice of the Company’s election of an Optional Deferral Period shall be given to the Trustee and each holder of Debentures at such holder’s address appearing in the Security Register by first-class mail, postage prepaid, or, in the case of Global Securities, by transmission to DTC. Notwithstanding the foregoing, the failure of the Company to provide notice in accordance with this Section 1.04(b) of its election to commence or continue any Optional Deferral Period, including any deemed election as provided in Section 1.04(a)(i), shall not affect the validity of such deferral hereunder and shall not constitute an Event of Default.

SECTION 1.05. Payment Restrictions During an Operational Deferral Period. After the commencement of an Optional Deferral Period, until the Company has paid all accrued and unpaid interest on the Debentures, the Company shall not, and shall not permit any Subsidiary of the Company to:

(a) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company’s capital stock (which includes common and preferred stock) other than:

(i)

purchases, redemptions or other acquisitions of the Company’s capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, agents, directors or consultants or under any dividend reinvestment plan or shareholder purchase plan;

(ii)

purchases of the Company’s capital stock pursuant to a contractually binding requirement to buy or acquire capital stock entered into prior to the beginning of the related Optional Deferral Period, including under a contractually binding stock repurchase plan;

(iii)

as a result of any reclassification of any class or series of the Company’s capital stock, or the exchange, redemption or conversion of any class or series of the Company’s capital stock for any class or series of the Company’s capital stock;

(iv)

the purchase of or payment of cash in lieu of fractional interests in the Company’s capital stock in accordance with the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

(v)

acquisitions of the Company’s capital stock in connection with acquisitions of businesses made by the Company (which acquisitions are made by the Company in connection with the satisfaction of indemnification obligations of the sellers of such businesses);

(vi)

dividends or distributions payable solely in the Company’s capital stock, or options, warrants or rights to subscribe for or acquire capital stock, or repurchases or redemptions of capital stock made solely from the issuance or exchange of such capital stock or stock that ranks equally with or junior to such capital stock; or

(vii)

the distribution, declaration, redemption or repurchase of rights in accordance with any stockholders’ rights plan or the issuance of rights, stock or other property under any shareholder rights plan, or the redemption or purchase of rights pursuant thereto.

(b) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any of the Company’s debt securities or guarantees that rank equal in right of payment with the Debentures (“Parity Securities”) or indebtedness ranking junior to the Debentures other than (i) any exchange, redemption or conversion of the Company’s indebtedness for any class or series of the Company’s capital stock, and (ii) any payment of principal on Parity Securities necessary to avoid a breach of the instrument governing such Parity Securities or payment, repurchase or redemption in respect of Parity Securities made ratably and in proportion to the respective amount of (1) accrued and unpaid amounts on such Parity Securities, on the one hand, and (2) accrued and unpaid amounts on the Debentures, on the other hand.

For the avoidance of doubt, no terms of the Debentures will restrict in any manner the ability of any of the Company’s Subsidiaries to pay dividends or make any distributions to the Company or to any of the Company’s other Subsidiaries.

SECTION 1.06. Denominations. The Debentures shall be issued in minimum denominations of $25.00 and integral multiples of $25.00 in excess thereof.

SECTION 1.07. Global Securities.

(a) Except under the limited circumstances described below, the Debentures represented by Global Securities shall not be exchangeable for, and shall not otherwise be issuable as, Debentures in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

(b) Except as otherwise provided in this First Supplemental Indenture, owners of beneficial interests in such Global Securities shall not be considered the holders thereof for any purpose under the Indenture, and no Global Security representing a Debenture shall be exchangeable, except for another Global Security of like denomination and to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. The rights of holders of such Global Securities shall be exercised only through the Depositary.

(c) A Global Security shall be exchangeable in whole or, from time to time, in part for Debentures in definitive registered form only as provided in the Indenture. If (i) at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Debentures or if at any time the Depositary shall no longer be registered or in good standing as a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, at such time as the

Depositary is required to be so registered, and the Depositary so notifies the Company and, in each case, the Company does not appoint a successor Depositary within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, (ii) any Event of Default or default has occurred and is continuing with respect to the Debentures or (iii) subject to the procedures of the Depositary, the Company in its sole discretion determines that the Debentures shall be exchangeable for Debentures in definitive registered form and executes and, in each case, delivers to the Security Registrar a written order of the Company providing that the Debentures shall be so exchangeable, the Debentures shall be exchangeable for Debentures in definitive registered form; provided that the definitive Debentures so issued in exchange for the Debentures shall be in minimum denominations of $25.00, or any integral multiple of $25.00 in excess thereof, and shall be of like aggregate principal amount and tenor as the portion of the Debentures to be exchanged. Except as provided herein, owners of beneficial interests in the Debentures shall not be entitled to have Debentures registered in their names, shall not receive or be entitled to physical delivery of Debentures in definitive registered form and shall not be considered the holders thereof for any purpose under the Indenture. Neither the Company, the Trustee, any Paying Agent nor the Security Registrar shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Debentures, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Any Global Security that is exchangeable pursuant to this Section 1.07(c) shall be exchangeable for Debentures registered in such names as the Depositary shall direct.

SECTION 1.08. Transfer. The Trustee is hereby designated as Security Registrar for the Debentures. No service charge shall be made for any registration of transfer or exchange of Debentures, but payment may be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

SECTION 1.09. Defeasance. The provisions of Sections 13.02 and 13.03 of the Original Indenture shall apply to the Debentures.

SECTION 1.10. Redemption at the Option of the Company.

(a) The provisions of Sections 3.01, 3.02 (subject to Sections 1.09(d) and (e) hereof) and 3.03 of the Original Indenture shall apply to the Debentures.

(b) Prior to the First Reset Date, the Company may redeem the Debentures at its option at any time, in whole, but not in part:

(i)

within ninety (90) days of the occurrence of a Tax Event, at a Redemption Price equal to the principal amount of the Debentures being redeemed plus any accrued and unpaid interest thereon (including compounded interest, if any) to, but excluding, the Redemption Date;

(ii)

within ninety (90) days following the occurrence of the date on which the Company has reasonably determined that, as a result of (1) any amendment to, or change in, the laws or regulations of the jurisdiction of the Company’s Capital Regulator that is enacted or becomes effective on or after the Original Issue Date, (2) any proposed amendment to, or change in, those laws or regulations that is announced or becomes effective on or after the Original Issue Date, or (3) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced on or after the Original Issue Date, a Regulatory Capital Event has occurred, at a Redemption Price equal to the principal amount of the Debentures being redeemed plus any accrued and unpaid interest thereon (including compounded interest, if any) to, but excluding, the Redemption Date; or

(iii)

within 90 days after the occurrence of a Rating Agency Event, at a redemption price equal to 102% of the principal amount of the Debentures being redeemed plus any accrued and unpaid interest thereon (including compounded interest, if any) to, but excluding, the Redemption Date.

(c) On or after the First Reset Date, the Company may redeem the Debentures at its option, in whole or in part, from time to time, at a Redemption Price equal to the principal amount of the Debentures being redeemed plus any accrued and unpaid interest thereon (including compounded interest, if any) to, but excluding, the Redemption Date; provided that no partial redemption pursuant to this Section 1.10(c) shall be effected unless at least $25 million aggregate principal amount of the Debentures shall remain Outstanding after giving effect to such redemption.

(d) In the case of partial redemption of the Debentures, the particular Debentures to be redeemed will be selected not more than sixty (60) days prior to the Redemption Date by the Trustee, from the Outstanding Debentures not previously called for redemption, pro rata or by lots or by such other method as the Trustee in its sole discretion deems fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Debentures; provided that, so long as the Debentures are in the form of Global Securities, such selection shall be made by DTC in accordance with its applicable procedures; provided further that the portions of the principal amount of any Debenture selected for redemption shall be in denominations of $25.00 and integral multiples of $25.00 in excess thereof. The Trustee shall promptly notify the Company in writing of the Debentures selected for redemption and, in the case of any Debentures selected for partial redemption, the principal amount thereof to be redeemed.

(e) The Company shall mail or cause to be mailed or electronically delivered (or transmitted in accordance with the Depositary’s standard procedures) at least 15 days, but not more than 60 days, before the Redemption Date, to each holder of Debentures to be redeemed with a copy to the Trustee.

(f) If the Company gives notice of redemption in respect of any Debentures, then, prior to the Redemption Date, the Company will:

(i)

irrevocably deposit with the Trustee or a Paying Agent for the Debentures funds sufficient to pay the applicable Redemption Price of, and (except if the Redemption Date is an Interest Payment Date) accrued interest on, the Debentures to be redeemed; and

(ii)

give the Trustee or such Paying Agent, as applicable, irrevocable instructions and authority to pay the Redemption Price to the holders of the Debentures upon surrender of the Global Security or such other certificates as the Company may have issued evidencing the Debentures.

(g) Once notice of redemption has been given and funds deposited as required, then, upon the date of the deposit, all rights of the holders of the Debentures so called for redemption will cease, except the right of the holders of the Debentures to receive the Redemption Price and any interest payable in respect of the Debentures on or prior to the Redemption Date and the Debentures will cease to be Outstanding.

(h) The Company shall give the Trustee prompt notice of the determination of any Redemption Price provided for in Sections 1.10(b) and (c) and the Trustee shall have no responsibility for determining such Redemption Price.

(i) Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Debentures or portions thereof called for redemption.

SECTION 1.11. No Sinking Fund. None of the Debentures shall be entitled to any sinking fund and the provisions of Sections 3.04, 3.05 and 3.06 of the Original Indenture shall not apply to the Debentures.

SECTION 1.12. Events of Default. Solely for purposes of the Debentures, Section 6.01(a) of the Original Indenture shall be deleted and replaced by the following:

“SECTION 6.01 Events of Default.

(a) Whenever used herein with respect to Securities of a particular series, “Event of Default” means any one or more of the following events that has occurred and is continuing:

(1) default in the payment of interest in full or in part, including compounded interest, on any Debenture for a period of 30 days after such interest was due (taking into account the Company’s ability to defer interest payments on the Debentures for one or more Optional Deferral Periods of up to five consecutive years) or on the Stated Maturity Date;

(2) failure to pay principal of, or premium, if any, on any Debenture on the Maturity Date or upon redemption;

(3) the entry by a court of competent jurisdiction of:

(i) a decree or order for relief in respect of the Company in an involuntary proceeding under any applicable Bankruptcy Law and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

(ii) a decree or order adjudging the Company to be insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of the Company and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(iii) a final and non-appealable order appointing a Custodian of the Company or of any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company; or

(4) the Company pursuant to or within the meaning of any Bankruptcy Law: (i) commences a voluntary case or proceeding; (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding; (iii) files a petition or answer or consent seeking reorganization or relief or consents to such filing or to the appointment of or taking possession by a Custodian of it or for all or substantially all of its property, and such Custodian is not discharged within 60 days; (iv) makes a general assignment for the benefit of its creditors; or (v) admits in writing its inability to pay its debts generally as they become due.”

SECTION 1.13. Supplemental Indentures with Consent of Securityholders. Solely for purposes of the Debentures, Section 9.02 of the Original Indenture shall be deleted and replaced by the following:

“SECTION 9.02 Supplemental Indentures with Consent of Securityholders.

With the consent (evidenced as provided in Section 8.01) of the holders of not less than a majority in aggregate principal amount of the Securities of each series affected by such supplemental indenture or indentures at the time Outstanding, the Company, when authorized by Board Resolutions, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as then in effect) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner not covered by Section 9.01 the rights of the holders of the Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the holders of each Security then Outstanding and affected thereby, (i) change the stated maturity of any Securities of any series, or reduce the principal amount thereof, or reduce the rate or change the time of payment of interest (including interest accrued on any deferred interest) thereon, or reduce any premium payable upon the redemption thereof; (ii) change the currency in which any Security or any premium or interest is payable; (iii) impair the right of any holder to enforce any payment on or with respect to any Security; (iv) adversely change the right of holders exercisable upon the repurchase of the Securities, if the Securities initially provide for such rights; (v) reduce the percentage in principal amount of outstanding Securities of any series, the consent of whose holders is required for modification or amendment of this Indenture or for waiver of compliance with certain provisions of this Indenture or for waiver of certain defaults; (vi) reduce the requirement contained in this Indenture for quorum or voting, (vii) make any change in the terms of the subordination of the Securities in a manner adverse in any material respect to the holders of any series of Outstanding Securities or (viii) modify any of the above provisions.

It shall not be necessary for the consent of the Securityholders of any series affected thereby under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.”

SECTION 1.14. Default on Senior Indebtedness. Solely for purposes of the Debentures, the first paragraph of Section 14.02 of the Original Indenture shall be deleted and replaced by the following:

“In the event and during the continuation of any default by the Company in the payment of principal, premium, interest or any other amount due on any Senior Indebtedness with respect to the Securities of any series, or in the event that an event of default occurs with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity of such Senior Indebtedness and written notice of such event of default, requesting that payments on the Securities of such series cease (until such default in payment or event of default has been cured, is waived or ceases to exist), then, in either case, no payment shall be made by the Company with respect to the principal (including redemption and sinking fund payments) of, or any premium or interest on, the Securities of such series.”

SECTION 1.15. Liquidation; Dissolution; Bankruptcy. Solely for purposes of the Debentures, the first paragraph of Section 14.03 of the Original Indenture shall be deleted and replaced by the following:

“In the event of any (a) dissolution, winding-up, liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency or receivership or any proceeding for any of the foregoing, (b) general assignment for the benefit of creditors, or (c) marshaling of any assets or liabilities for the benefit of creditors, all amounts due upon all Senior Indebtedness with respect to the Securities of any series, which includes, without limitation, interest accruing after the commencement of any proceeding, assignment or marshaling of assets described above, shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment is made by the Company on account of the principal of, or premium or interest on, the Securities of such series; and upon any such dissolution, winding-up, liquidation or reorganization, or in any such bankruptcy, insolvency, receivership or other proceeding, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders or the Trustee would be entitled to receive from the Company, except for the provisions of this Article Fourteen, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the holders or by the Trustee under this Indenture if received by them or it, directly to the holders of such Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of such Senior Indebtedness held by such holders, as calculated by the Company) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay such Senior Indebtedness in full, in money or money’s worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the holders of the Securities of such series or to the Trustee.”

SECTION 1.16. Compounded Interest. Solely for purposes of the Debentures, for each of Article IV, Article VI, Article XI and Article XV of the Original Indenture, each instance of the word “interest,” as applicable to interest on the Debentures, shall be read to include interest accruing on the Debentures, interest on deferred interest payments, and other unpaid amounts and compounded interest, as applicable, without duplication.

ARTICLE II

MISCELLANEOUS PROVISIONS

This First Supplemental Indenture shall become effective upon its execution and delivery.

SECTION 2.01. Debentures Unaffected by Other Supplemental Indentures. To the extent the terms of the Original Indenture are amended by any other supplemental indentures, no such amendment shall relate or apply to the Debentures, except to the extent such supplemental indenture is permitted by the Indenture and by its terms applies to the Debentures. To the extent the terms of the Original Indenture are amended as provided herein, no such amendment shall in any way affect the terms of any such other supplemental indenture or any other series of Securities. This First Supplemental Indenture shall relate and apply solely to the Debentures.

SECTION 2.02. Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture or the Debentures.

SECTION 2.03. Tax Treatment. The Company agrees, and, by acceptance of a Debenture or a beneficial interest in a Debenture each holder of a Debenture and any person acquiring a beneficial interest in a Debenture will be deemed to have agreed, in each case, that such person intends that the Debentures constitute indebtedness and will treat the Debentures as indebtedness for U.S. federal income tax purposes.

SECTION 2.05. Ratification and Incorporation of Original Indenture. As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument.

SECTION 2.06. Governing Law. This First Supplemental Indenture and the Debentures shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

SECTION 2.07. Severability. In case any one or more of the provisions contained in this First Supplemental Indenture or in the Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Debentures, but this First Supplemental Indenture and the Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 2.08. Executed in Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic transmission bearing a manual, facsimile or other electronic signature shall be deemed to be their original signatures for all purposes.

Unless otherwise provided herein or in any other Securities, the words “execute”, “execution”, “signed”, and “signature” and words of similar import used in or related to any document to be signed in connection with this Indenture, any Securities or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, including DocuSign or such other digital signature provider as specified in writing to Trustee by an authorized representative, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act, provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by such Trustee pursuant to procedures approved by such Trustee. The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

SECTION 2.09. Trust Indenture Act Controls. If any provision of this First Supplemental Indenture limits, qualifies or conflicts with another provision hereof which is required to be included in this First Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

SECTION 2.10. Merger or Consolidation of Trustee. Any organization or entity into which the Trustee may be merged or converted or with which it may be consolidated, or any organization or entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any organization or entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such organization or entity shall be otherwise qualified and eligible under this Article 2, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

ATHENE HOLDING LTD.,
As Issuer

By:	/s/ Martin P. Klein
Name: Martin P. Klein
Title: Chief Financial Officer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
As Trustee

By:	/s/ Bradley E. Scarbrough
Name: Bradley E. Scarbrough
Title: Vice President

[Signature Page to First Supplemental Indenture]

EXHIBIT A

FORM OF 7.250% FIXED-RATE RESET JUNIOR SUBORDINATED DEBENTURES DUE 2064

THIS DEBENTURE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE BASE INDENTURE HEREINAFTER REFERRED TO. UNLESS THIS DEBENTURE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, TO ATHENE HOLDING LTD. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY DEBENTURE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

EXCEPT AS OTHERWISE PROVIDED IN SECTION 1.07 OF THE FIRST SUPPLEMENTAL INDENTURE, THIS DEBENTURE MAY BE TRANSFERRED IN WHOLE, BUT NOT IN PART, ONLY TO DTC, TO ANOTHER NOMINEE OF DTC OR TO A SUCCESSOR DEPOSITARY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

No. [•]	CUSIP No.: 04686J838 ISIN No.: US04686J8383

ATHENE HOLDING LTD.

Global Certificate initially representing

$[•] aggregate principal amount of

7.250% Fixed-Rate Reset Junior Subordinated Debentures due 2064

Regular Record Date:	With respect to each Interest Payment Date, the close of business on the preceding March 15, June 15, September 15 or December 15, as the case may be (whether or not a Business Day).

Original Issue Date:	March 7, 2024

Stated Maturity Date:	March 30, 2064

First Reset Date:	March 30, 2029

Interest Payment Dates:	March 30, June 30, September 30 and December 30 of each year, commencing June 30, 2024

Interest Rate:	The initial interest rate for the Debentures from and including the issue date to, but excluding, First Reset Date will be 7.250% per annum. On and after the First Reset Date, the interest rate on the Debentures for each Reset Period will be equal to the Five-Year U.S. Treasury Rate as of the most recent Reset Interest Determination Date plus a spread of 2.986%.

Authorized Denomination:	$25.00 and integral multiples of $25.00 in excess thereof

This Global Certificate is in respect of a duly authorized issue of 7.250% Fixed-Rate Reset Junior Subordinated Debentures due 2064 (the “Debentures”) of Athene Holding Ltd., a Delaware corporation (the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof). The Company, for value received, hereby promises to pay to Cede & Co., or registered assigns, the amount of principal of the Debentures represented by this Global Certificate on the Stated Maturity Date (unless redeemed prior to such date) shown above, and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on each Interest Payment Date as specified above, commencing June 30, 2024, and on the Stated Maturity Date or, if applicable at the earlier accelerated Stated Maturity Date or Redemption Date of the Debentures, at the Interest Rate per year shown above until the principal hereof is paid or made available for payment and on any overdue principal at such rate to the extent permitted by law. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity Date or any Redemption Date) shall, as provided in the Indenture, be paid to the person in whose name this Debenture is registered at the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date; provided that any interest payable at the Stated Maturity Date or on any Redemption Date shall be paid to the person to whom the principal is payable.

As provided in the Indenture, so long as no Event of Default has occurred and is continuing, the Company shall have the right on one or more occasions, in the Company’s sole discretion, to defer the payment of interest for one or more Optional Deferral Periods of up to five consecutive years, without giving rise to an Event of Default, provided that no Optional Deferral Period shall extend beyond the Stated Maturity Date, the earlier accelerated maturity date hereof or other redemption in full hereof. Whether or not notice pursuant to the Indenture is given, if the Company shall fail to pay interest hereon on any Interest Payment Date, the Company shall be deemed to elect to defer payment of such interest on such Interest Payment Date, unless the Company shall pay such interest in full within five Business Days after such Interest Payment Date. If the Company shall have paid all deferred interest (including compounded interest) hereon, the Company shall have the right to elect to begin a new Optional Deferral Period as provided in the Indenture.

Payments of interest on this Debenture shall include interest accrued to but excluding the respective Interest Payment Date, Stated Maturity Date or Redemption Date, as the case may be, subject to the Company’s right to defer payment of interest on the Debentures in accordance with the Indenture. Interest payments for this Debenture shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months. In the event that any date on which interest is payable on this Debenture is not a Business Day, then payment of the interest payable on such date shall be made on the next succeeding Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable. Interest not paid on any Interest Payment Date will accrue and compound quarterly at a rate per year equal to the rate of interest on the Debentures until paid.

Payment of the principal of, and premium, if any, and interest (including compounded interest) due on this Debenture at the Stated Maturity Date or upon redemption shall be made upon surrender of this Debenture at the Corporate Trust Office of the Trustee. The principal of, and premium, if any, and interest (including compounded interest) due on this Debenture shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest (including payments of interest on any Interest Payment Date) shall be made, subject to such surrender where applicable and subject to the Trustee’s arrangements with the Depositary, at the option of the Company, (i) by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register, or (ii) by wire transfer at such place and to such account at a banking institution in the United States of America as may be designated in writing to the Trustee at least 15 days prior to the date for payment by the person entitled thereto.

The indebtedness evidenced by this Debenture is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to such subordination provisions in the Indenture. Each holder of this Debenture, by accepting the same, agrees to and shall be bound by such provisions.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS DEBENTURE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

ATHENE HOLDING LTD.

By: Name: Title:

Attest:

Name:

Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Debentures referred to in the within mentioned Indenture.

U.S. BANK TRUST COMPANY,

NATIONAL ASSOCIATION

as Trustee

By: _______________________________

Authorized Signatory

Dated:

REVERSE OF DEBENTURE

1. This Debenture is one of a duly authorized issue of junior subordinated debt securities of the Company (the “Securities”) issued and issuable in one or more series under an Indenture dated as of March 7, 2024 (the “Original Indenture”), as supplemented by the First Supplemental Indenture, dated as of March 7, 2024 (the “First Supplemental Indenture,” and together with the Original Indenture, the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Debentures issued thereunder and of the terms upon which said Debentures are, and are to be, authenticated and delivered. This Debenture is one of the series designated on the face hereof as the 7.250% Fixed-Rate Reset Junior Subordinated Debentures due 2064, initially limited in aggregate principal amount of $575,000,000, and no further Debentures shall be authenticated and delivered except as provided by Sections 2.05, 2.07, 2.11, 3.03 or 9.04 of the Original Indenture; provided, however, that the aggregate principal amount of the Debentures may be increased in the future with no limit, without the consent of the holders of the Debentures, on the same terms and with the same CUSIP and ISIN numbers as the Debentures, except for the issue price, Original Issue Date and, if applicable, the first Interest Payment Date and the initial interest accrual date; provided that no Event of Default with respect to the Debentures shall have occurred and be continuing. The Debentures shall be issued in fully registered form. Any additional Debentures having such similar terms shall constitute a single series of debt securities with the Debentures under the Indenture; provided that if any of such additional Debentures are not fungible for U.S. federal income tax purposes, such additional Debentures shall have a separate CUSIP and ISIN number. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

2. This Debenture is exchangeable in whole or, from time to time, in part for Debentures in definitive registered form only as provided herein and in the Indenture. If (a) at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Debenture or if at any time the Depositary shall no longer be registered or in good standing as a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, at such time as the Depositary is required to be so registered, and the Depositary so notifies the Company and, in each case, the Company does not appoint a successor Depositary within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, (b) any Event of Default or default has occurred and is continuing with respect to the Debentures or (c) subject to the procedures of the Depositary, the Company in its sole discretion determines that this Debenture shall be exchangeable for Debentures in definitive registered form and executes and, in each case, delivers to the Security Registrar a written order of the Company providing that this Debenture shall be so exchangeable, this Debenture shall be exchangeable for Debentures in definitive registered form; provided that the definitive Debentures so issued in exchange for this Debenture shall be in minimum denominations of $25.00, or any integral multiple of $25.00 in excess thereof, and shall be of like aggregate principal amount and tenor as the portion of this Debenture to be exchanged. Except as provided herein or in the First Supplemental Indenture, owners of beneficial interests in this Debenture shall not be entitled to have Debentures registered in their names, shall not receive or be entitled to physical delivery of Debentures in definitive registered form and shall not be considered the holders thereof for any purpose under the Indenture. Neither the Company, the Trustee, any Paying Agent nor the Security Registrar shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in this Debenture, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Any Global Security that is exchangeable pursuant to Section 1.07(c) of the First Supplemental Indenture shall be exchangeable for Debentures registered in such names as the Depositary shall direct.

3. If an Event of Default with respect to the Debentures shall occur and be continuing, the principal of the Debentures may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

4. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Debentures under the Indenture at any time by the Company and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the Debentures at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the Debentures at the time Outstanding, on behalf of the holders of all Debentures, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Debenture shall be conclusive and binding upon such holder and upon all future holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

5. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company pursuant to this Debenture and (b) restrictive covenants and the related Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Debenture.

6. This Debenture may be redeemed by the Company pursuant to the provisions of Section 1.10 of the First Supplemental Indenture.

7. No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and premium, if any, and interest due on this Debenture at the time, place and rate, and in the coin or currency, herein prescribed.

8. (a) As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture is registrable in the Security Register, upon surrender of this Debenture for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company or the Security Registrar and duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures, of authorized denominations and of like tenor and for the same aggregate principal amount, shall be issued to the designated transferee or transferees. No service charge shall be made for any such exchange or registration of transfer, but the Company shall require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

(b) Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee, any Paying Agent and the Security Registrar of the Company or the Trustee shall deem and treat the person in whose name this Debenture is registered as the absolute owner hereof for all purposes (subject to Section 1.03(a) of the First Supplemental Indenture), whether or not this Debenture be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Security Registrar, and neither the Company nor the Trustee nor any Paying Agent nor the Security Registrar shall be affected by notice to the contrary. Except as provided in Section 1.03(a) of the First Supplemental Indenture, all payments of the principal of and premium, if any, and interest due on this Debenture made to the registered holder hereof shall, to the extent of the amount or amounts so paid, effectually satisfy and discharge liability for moneys payable on this Debenture.

(c) This Debenture is issuable only in registered form without coupons in minimum denominations of $25.00 and integral multiples of $25.00 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is exchangeable for a like aggregate principal amount of Debentures of a different authorized denomination, as requested by the holder surrendering the same upon surrender of the Debenture or Debentures to be exchanged at the office or agency of the Company.

9. No recourse shall be had for payment of the principal of, or premium, if any, or interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

10. The Company agrees, and by acceptance of a Debenture or a beneficial interest in a Debenture each holder of a Debenture and any person acquiring a beneficial interest in a Debenture will be deemed to have agreed, in each case, that such person intends that the Debentures constitute indebtedness and will treat the Debentures as indebtedness for U.S. federal income tax purposes.

11. This Debenture shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common

UNIF GIFT MIN ACT – Custodian Uniform Gift to Minors Act

(State)

TEN ENT – as tenants by the entireties

JT TEN – as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not on the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

(please insert Social Security or other identifying number of assignee)

the within Debenture and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Debenture on the books of the Company, with full power of substitution in the premises.

Dated: _______
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatsoever.